    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1997



                                                      REGISTRATION NO. 333-36395

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            P. H. GLATFELTER COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          PENNSYLVANIA                        2621                         23-0628360
   (STATE OR JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)

    228 SOUTH MAIN STREET, SPRING GROVE, PENNSYLVANIA 17362, (717) 225-4711 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   R. S. WOOD
                            SECRETARY AND TREASURER
                            P. H. GLATFELTER COMPANY
    228 SOUTH MAIN STREET, SPRING GROVE, PENNSYLVANIA 17362, (717) 225-4711 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

           MORRIS CHESTON, JR., ESQ.                        STUART H. COLEMAN, ESQ.
       BALLARD SPAHR ANDREWS & INGERSOLL                 STROOCK & STROOCK & LAVAN LLP
               1735 MARKET STREET                               180 MAIDEN LANE
             PHILADELPHIA, PA 19103                         NEW YORK, NEW YORK 10038
                 (215) 665-8500                                  (212) 806-5400

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                          SUBJECT TO COMPLETION

                                          DATED NOVEMBER 5, 1997


                                         P. H. GLATFELTER COMPANY
                                            OFFER TO EXCHANGE
                                   Its 6 7/8% Notes due 2007, Series B
                           For Any and All of Its Outstanding 6 7/8% Notes due
                                                   2007
                               The Exchange Offer will expire at 5:00 P.M.
[P.H. GLATFELTER COMPANY LOGO] New York City time, on                   , 1997,
                                             unless extended.

                                         ------------------------


    P. H. Glatfelter Company, a Pennsylvania corporation (the "Company"), hereby offers, upon the terms and conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange $1,000 principal amount of its 6 7/8% Notes due 2007, Series B (the "Exchange Notes"), which will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part (the "Exchange Offer Registration Statement"), for each $1,000 principal amount of its outstanding
6 7/8% Notes due 2007 (the "Old Notes" and collectively with the Exchange Notes, the "Notes"), of which $150,000,000 aggregate principal amount is outstanding. The Company has no debt which ranks senior to the Notes and $150,000,000 of debt which ranks on a pari passu basis with the Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and term of the Old Notes (which they replace) except that (i) the Exchange Notes will bear a Series B designation and will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes and will not be entitled to registration rights, (ii) the Exchange Notes are issuable in minimum denominations of $1,000 compared to minimum denominations of $100,000 for the Old Notes, and (iii) the Exchange Notes will not bear legends restricting their transfer and will not contain certain provisions which were included in the terms of the Old Notes relating to an increase in the interest rate in certain circumstances relating to the timing of the Exchange Offer. The Exchange Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture, dated July 22, 1997, between the Company and The Bank of New York, as Trustee (the "Indenture"), governing the Notes. See "The Exchange Offer" and "Description of Notes."


    The Company will accept for exchange any and all Old Notes validly tendered
and not withdrawn prior to 5:00 p.m., New York City time, on             , 1997,
unless extended by the Company in its sole discretion (the "Expiration Date"). Notwithstanding the foregoing, the Company will not extend the Expiration Date beyond December 19, 1997. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Old Notes were sold by the Company on July 22, 1997 to the Initial Purchasers (as defined) in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act. The Initial Purchasers subsequently placed the Old Notes with qualified institutional buyers that agreed to comply with certain transfer restrictions and other conditions in reliance upon Rule 144A under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement (as defined) entered into by the Company in connection with the offering of the Old Notes. See "The Exchange Offer."

    Based on no-action letters issued by the staff (the "Staff") of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Old Notes who is an affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretation of the Staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes unless such sale or transfer is made pursuant to an exemption from such requirements. Each broker-dealer that acquired Old Notes for its own account as a result of market-making or other trading activities (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of up to 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

    Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to hold such Notes and will be entitled to all the rights and benefits other than registration rights and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer."

    Interest on the Exchange Notes will accrue from the last January 15 or July 15 (each an "Interest Payment Date") on which interest was paid on the Old Notes surrendered in exchange therefore or, if no interest has been paid on the Old Notes, from July 22, 1997.

    Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Notes. The Exchange Notes will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Company that they each currently intend to make a market in the Exchange Notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Company currently does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation through Nasdaq.

      WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND ONE.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

              THE DATE OF THIS PROSPECTUS IS                , 1997

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, and each such statement shall be deemed qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Exchange Offer Registration Statement, including the exhibits thereto, together with reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at the Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the American Stock Exchange. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). Such reports, proxy statements and other information concerning the Company can also be inspected and copied at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10005.

     Whether or not the Company is obligated under the Exchange Act to file such reports, information and documents in the future, the Company, while any of the Notes remain outstanding, has agreed to furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing)
(i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including for each a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, for so long as any Notes remain outstanding, the Company has agreed to make available to any beneficial owner or prospective purchaser of the Notes, in connection with any sale thereof, the information required pursuant to Rule 144A(d)(4) promulgated under the Securities Act, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

          2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997.

          3. The Company's Current Reports on Form 8-K dated January 27, 1997, January 30, 1997 and July 11, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from and after the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein or contained in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that any statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents). Such requests should be directed to the Secretary, at the principal offices of the Company, 228 South Main Street, Spring Glove, Pennsylvania 17362, telephone number (717) 225-4711. In order to ensure timely delivery of the documents, any request should be made not later than five (5) days prior to the Expiration Date.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements with regard to the Company's expectations as to industry conditions and its financial results, demand for or pricing of its products and other aspects of its business may constitute forward looking statements. Although the Company makes such statements based on assumptions which it believes to be reasonable, there can be no assurance that actual results will not differ materially from the Company's expectations. Accordingly, the Company hereby identifies the following important factors, among others, which could cause its results to differ from any results which might be projected, forecasted or estimated in any such forward-looking statements: (i) variations in demand for or pricing of its products, (ii) changes in the cost or availability of raw materials used by the Company, in particular market pulp, pulp substitutes and wastepaper; (iii) changes in industry paper production capacity, including the construction of new mills, the closing of mills and incremental changes due to capital expenditures or productivity increases; (iv) the gain or loss of significant customers; (v) cost and other effects of environmental compliance, cleanup, damages, remediation or restoration, or personal injury or property damage related thereto, such as the cost of natural resource restoration or damages related to the presence of polychlorinated biphenyls ("PCBs") in the lower Fox River on which the Company's Neenah mill is located; (vi) significant changes in cigarette consumption, both domestically and internationally; (vii) enactment of adverse state or federal legislation or changes in government policy or regulation; (viii) adverse results in litigation; and (ix) disruptions in production and/or increased costs due to labor disputes.

                               PROSPECTUS SUMMARY

     The following summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information, including the audited Consolidated Financial Statements of the Company, including the notes thereto, and the unaudited Condensed Consolidated Financial Statements of the Company, including the notes thereto, appearing elsewhere herein or incorporated by reference herein. Unless the context otherwise requires, references in this Prospectus to the "Company" shall include the Company and its subsidiaries.

                                  THE COMPANY

     The Company is a manufacturer of printing papers and tobacco and other specialty papers. The Company sells its products in most parts of the United States and in a number of foreign countries, either through wholesale paper merchants, brokers and agents, or direct to customers.

     Most of the Company's printing paper products are sold into the uncoated free-sheet portion of the industry. The Company's printing paper products are used principally for the printing of case bound and quality paperback books, commercial and financial printing and envelope converting. Sales of paper for book publishing and commercial printing are generally made through wholesale paper merchants, while sales of paper to financial printers and converters are generally made directly.

     The Company's tobacco and other specialty papers are used for cigarette manufacturing and other specialty uses such as the manufacture of playing cards, stamps, labels and surgical gowns. Sales of these papers are generally made directly to the converter of the paper.

     The Company's paper mills are located in Spring Grove, Pennsylvania, Pisgah Forest, North Carolina, and Neenah, Wisconsin. The Spring Grove facility is an integrated paper manufacturing plant, producing a substantial part of its fiber requirements from pulpwood. The Pisgah Forest mill produces flax fiber pulp used to manufacture some of its tobacco paper products and utilizes purchased virgin wood pulp and deinked pulp to manufacture nearly all of its other papers. The Neenah mill recycles a wide range of high-grade wastepapers to provide its principal fiber raw material. All three mills recycle internally generated waste to supply part of the fiber required for operations.

     The Company began operations in Spring Grove, Pennsylvania in 1864 and was incorporated as a Pennsylvania corporation in 1905. Its principal offices are located at 228 South Main Street, Spring Grove, Pennsylvania 17362, telephone number (717) 225-4711.

                             THE OLD NOTES OFFERING

Notes......................  The Old Notes were sold by the Company on July 22,
                             1997 to Bear, Stearns & Co. Inc. and BT Securities Corporation (collectively, the "Initial Purchasers") pursuant to a Purchase Agreement dated July 22, 1997 (the "Purchase Agreement"). The Initial Purchasers subsequently resold the Old Notes to qualified institutional buyers that agreed to comply with certain transfer restrictions and other conditions pursuant to Rule 144A under the Securities Act.

Registration Rights
Agreement..................  Pursuant to the Purchase Agreement, the Company and
                             the Initial Purchasers entered into a Registration Rights Agreement dated July 22, 1997 (the "Registration Rights Agreement"), which grants the holders of the Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered.........  $150,000,000 aggregate principal amount of 6 7/8%
                             Notes due 2007, Series B (the "Exchange Notes").

The Exchange Offer.........  $1,000 principal amount of the Exchange Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $150,000,000 aggregate principal amount of Old Notes are outstanding. The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.

                             Based on existing interpretations of the Securities Act by the Staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Old Notes who is an affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act,
                             (i) will not be able to rely on the interpretation of the Staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Old Notes in the Exchange Offer and
                             (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

                             Each broker-dealer that acquired Old Notes for its own account as a result of market-making or other trading activities (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period not to exceed 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution." Failure to comply with such prospectus delivery requirements may result in liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date............  5:00 p.m., New York City time, on
                                                   , 1997 unless the Exchange
                             Offer is extended, in which case the term
                             "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the
  Exchange Notes and on
  the Old Notes............  Each Exchange Note, and any Old Note not exchanged, will bear interest at the rate set forth on the cover page hereof from the later of July 22, 1997 and the most recent Interest Payment Date to which interest has been paid on the Exchange Notes or on the Old Notes exchanged for the Exchange Notes, as the case may be, payable semi-annually on January 15 and July 15 in each year, commencing January 15, 1998, to the person in whose name the Exchange Note (or any predecessor Note) is registered at the close of business on the January 1 or the July 1 next preceding such Interest Payment Date. See "Description of Notes -- Principal, Maturity and Interest."

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer -- Conditions."

Procedures for Tendering
Old Notes..................  Each holder of Old Notes wishing to accept the
                             Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes and any other required documentation, or an Agent's Message (as defined) in lieu thereof, to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "-- Procedures for Tendering."

Untendered Old Notes.......  Following the consummation of the Exchange Offer, holders of Old Notes eligible to participate but who do not tender their Old Notes will not have any further exchange or registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

Consequences of Failure to
  Exchange.................  The Old Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act (iii) outside the United states to a foreign person pursuant to the requirements of Rule 904 under the Securities Act or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange
                             Offer -- Consequences of Failure to Exchange."

Shelf Registration
Statement..................  If any holder of the Old Notes that participates in the Exchange Offer does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act or to the holder having an arrangement with any person to participate in a distribution (within the meaning of the Securities Act), and under certain other circumstances), the Company has agreed to register the resale of the Old Notes on a shelf registration statement (the "Shelf Registration Statement") and use its best efforts to cause it to be declared effective by the Commission as promptly as practical on or after the consummation of the Exchange Offer. The holders of such Old Notes which are registered for resale will be named in the Shelf Registration Statement. The Company has agreed to maintain the effectiveness of the Shelf Registration Statement for, under certain circumstances, a maximum of two years, to cover resales of the Old Notes held by any such holders. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer."


Special Procedures for
Beneficial Owners..........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Company will keep the Exchange Offer open for not less than thirty days in order to provide for the transfer of registered ownership.

Guaranteed Delivery
  Procedures...............  Holders of Old Notes who wish to tender their Old
                             Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal, or an Agent's Message in lieu thereof, to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders may be withdrawn at any time prior to 5:00
                             p.m., New York City time on the Expiration Date.

Acceptance of Old Notes and
  Delivery of Exchange
  Notes....................  The Company will accept for exchange any and all
                             Old Notes which are properly tendered and not withdrawn in the Exchange Offer prior to 5:00 p.m., New York City time on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer."

Accounting Treatment.......  The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. See "The Exchange Offer -- Accounting Treatment."

Federal Income Tax
  Considerations...........  The exchange of the Exchange Notes for the Old
                             Notes pursuant to the Exchange Offer should not be a taxable event to the holder and thus the holder should not recognize any taxable gain or loss as a result of the exchange. See "Certain Federal Income Tax Consequences."

Use of Proceeds............  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.

Exchange Agent.............  The Bank of New York.

                               THE EXCHANGE NOTES

General....................  The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer (other than with respect to periods prior to the issuance of such Exchange Notes), which rights will terminate when the Exchange Offer is consummated and (iv) the Exchange Notes will be issuable in minimum denominations of $1,000 compared to minimum denominations of $100,000 for the Old Notes. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer." The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "The Exchange Offer -- Terms of the Exchange Offer."

Securities Offered.........  $150,000,000 aggregate principal amount of 6 7/8%
                             Notes due 2007, Series B.

Maturity Date..............  July 15, 2007.

Interest Payment Dates.....  Each January 15 and July 15, commencing January 15,
                             1998.

Record Dates...............  Each January 1 and July 1.

Denominations..............  The Exchange Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption........  The Notes are redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of their principal amount, plus accrued and unpaid interest thereon to the date of redemption, or (ii) the sum of (a) the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein), plus (b) accrued interest on the Notes to the date of redemption. If a redemption date does not fall on an Interest Payment Date, then, with respect to the interest payment immediately succeeding the redemption date, only the unaccrued portion of such interest payment as of the redemption date shall be included in any calculation pursuant to clause (ii)(a).

Sinking Fund...............  None.

Ranking....................  The Exchange Notes will constitute unsecured unsubordinated indebtedness of the Company and will rank equally in right of payment, on a pari passu basis, with all existing and future unsecured and unsubordinated indebtedness of the Company. The Exchange Notes will be effectively subordinated to all existing and future indebtedness, trade payables, guarantees, lease obligations, letter of credit obligations and other obligations of the Company's subsidiaries.

Absence of Market for
  the Exchange Notes.......  The Exchange Notes will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Notes, the Initial Purchasers are not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation on Nasdaq.

Modification of the
Indenture..................  The Company and the Trustee, without the consent of the holders of the Notes, may amend the Indenture, if in the opinion of the Trustee, such change does not adversely affect the rights of the holders in any material respect. Other modifications to the Indenture may be made with the consent of holders of a majority of the principal amount of the Notes then outstanding except that consent is required from all holders of Notes in instances such as reductions in the amount or timing of interest payments, reductions in the principal and changes in the maturity, redemption or repurchase dates of the Notes. See "Description of
                             Notes -- Modification."

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges for the Company for the fiscal years ended December 31, 1992, 1993, 1994, 1995 and 1996 and for the six months ended June 30, 1996 and 1997. For the purpose of computing the ratio of earnings to fixed charges, (1) "earnings" consist of income before income taxes and interest on debt (excluding interest capitalized during the period) and (2) "fixed charges" consist of total interest on debt (including interest capitalized during the period). The ratios set forth below are not indicative of expected future ratios because the issuance of the Notes will result in increased fixed charges.

                                                                                            SIX MONTHS
                                                                                              ENDED
                                                       YEAR ENDED DECEMBER 31,               JUNE 30,
                                               ----------------------------------------    ------------
                                                1992      1993    1994     1995    1996    1996    1997
                                               -------    ----    ----     ----    ----    ----    ----
Ratio of earnings to fixed charges...........  1,031.4    5.5      -- (a)  11.5    11.5    11.7    9.3

---------------
(a) Earnings were insufficient to cover fixed charges by $195,840,000. See footnote (a) to the Selected Consolidated Financial Data on page 12.

                              RECENT DEVELOPMENTS

GWS VALUCH, INC.


     In February 1997, the Company formed GWS Valuch, Inc. ("GWS Valuch"), a corporation organized under the laws of the State of Delaware, with the intention that GWS Valuch would qualify, in accordance with an opinion of counsel received by the Company in February 1997, as a real estate investment trust ("REIT"). GWS Valuch's qualification as a REIT will provide the Company with certain tax benefits. The Company invested approximately $122,500,000 to acquire approximately 99.9% of the voting Class A common stock of GWS Valuch. GWS Valuch also issued to the Company 150,000 shares of step-down preferred stock (the "Step-Down Preferred Stock") having a liquidation preference of $150,000,000, with an initial dividend of approximately 13.9% and an effective yield of approximately 8.1%. GWS Valuch was consolidated in the Company's financial statements and a line item entitled "preferred stock of subsidiary" was reported on the Condensed Consolidated Balance Sheet dated June 30, 1997. On the Company's Condensed Consolidated Statements of Income and Retained Earnings for the period ended June 30, 1997, a "preferred stock of subsidiary-expense" was reported which was based on the effective yield of the Step-Down Preferred Stock.



     Immediately following the establishment and capitalization of GWS Valuch on February 24, 1997, the Company borrowed $270,000,000 from GWS Valuch under a note subsequently secured by mortgages on the Company's Spring Grove, Pennsylvania mill and certain timberlands located in Pennsylvania and Virginia which have an aggregate fair market value equal to or in excess of 110% of the principal amount of such note. Using the proceeds of the note and other available cash, the Company immediately repaid, with interest, an amount initially borrowed to purchase the Class A common stock of GWS Valuch.


     Subsequent to the above transactions, the Internal Revenue Service announced in Notice 97-21, 1997-11 I.R.B. 9 (February 27, 1997) (the "Notice") that it intended to issue regulations with retroactive effect on transactions using self-amortizing investments in conduit financing entities. As a result of the issuance of the Notice, there has been a substantially increased likelihood that the Company could lose certain tax benefits arising from GWS Valuch's Step-Down Preferred Stock financing. Accordingly, on July 2, 1997, GWS Valuch redeemed all 150,000 outstanding shares of the Step-Down Preferred Stock.

DEFEASANCE OF CERTAIN COVENANTS RELATING TO OUTSTANDING NOTES

     On February 24, 1997, the Company deposited approximately $154,757,000 into a trust to defease certain covenants under the indenture dated as of January 15, 1993 under which the $150,000,000 principal amount of the Company's 5 7/8% notes due March 1, 1998 (the "5 7/8% Notes") are outstanding. On March 1, 1997, $4,406,000 of the amount in trust was used to pay interest due on the 5 7/8% Notes. The balance of the amount in trust and interest earned thereon will be applied solely to pay the principal of, and remaining interest due on, the 5 7/8% Notes through the date of maturity thereof.

BANK FACILITY

     On June 30, 1997, the Company entered into a short-term, unsecured loan (the "Bank Facility") with Bankers Trust Company in the principal amount of approximately $144,675,000. The proceeds from the Bank Facility were contributed by the Company to GWS Valuch in exchange for approximately 145,000 shares of Class A common stock, and were used by GWS Valuch to redeem the Step-Down Preferred Stock. The principal amount of the Bank Facility, together with all accrued and unpaid interest thereon, was repaid by the Company on July 22, 1997 with the proceeds from the sale of the Old Notes.

                                USE OF PROCEEDS

     The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. The Net Proceeds of approximately $148,654,000 from the issuance of the Old Notes were used to repay the amounts outstanding under the Bank Facility and for general corporate purposes.

                                 CAPITALIZATION

     The following table sets forth as of June 30, 1997 the actual capitalization of the Company, and the capitalization of the Company (i) on a pro forma basis after giving effect to the Bank Facility and the redemption of the Step-Down Preferred Stock of GWS Valuch and (ii) on a pro forma as adjusted basis after giving effect to the sale of the Old Notes in the offering and the application of the net proceeds therefrom, as if such transactions had occurred on June 30, 1997. The table should be read in conjunction with the Company's Consolidated Financial Statements and unaudited Condensed Consolidated Financial Statements incorporated by reference herein.

                                                                   JUNE 30, 1997
                                                      ---------------------------------------
                                                                                   PROFORMA
                                                       ACTUAL       PROFORMA      AS ADJUSTED
                                                      ---------     ---------     -----------
                                                                  (IN THOUSANDS)
    Long-term debt(a):
      Bank Facility.................................  $      --     $ 144,675      $       --
      6 7/8% Notes due 2007.........................         --            --         150,000
                                                       --------      --------        --------
              Total long-term debt..................         --       144,675         150,000
    Preferred stock of subsidiary(b)................    146,967            --              --
    Shareholders' equity:
      Common stock..................................        544           544             544
      Capital in excess of par value................     42,045        42,045          42,045
      Retained earnings.............................    471,608       471,608         471,608
                                                       --------      --------        --------
              Total.................................    514,197       514,197         514,197
      Less cost of common stock in treasury.........   (180,501)     (180,501)       (180,501)
                                                       --------      --------        --------
              Total shareholders' equity............    333,696       333,696         333,696
              Total capitalization..................  $ 480,663     $ 478,371      $  483,696
                                                       ========      ========        ========

---------------
(a) Excludes $150,000,000 principal amount of the Company's 5 7/8% Notes. See "Recent Developments -- Defeasance of Certain Covenants Relating to Outstanding Notes."

(b) Represents interest in GWS Valuch represented by the Step-Down Preferred Stock.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected financial data presented below as of and for the fiscal years ended December 31, 1994, 1995 and 1996 are derived from the Company's Consolidated Financial Statements which are incorporated by reference herein and have been audited by Deloitte & Touche LLP, independent certified public accountants. The selected financial data as of and for the fiscal years ended December 31, 1992 and 1993 are derived from the Company's Consolidated Financial Statements. The selected financial data presented below as of and for the six months ended June 30, 1996 and 1997 are derived from the Company's unaudited Condensed Consolidated Financial Statements. The unaudited Condensed Consolidated Financial Statements for the six months ended June 30, 1996 and 1997, in the opinion of management, include all adjustments (all of which were of a normal recurring nature) necessary to fairly present the financial information for such periods. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the full fiscal year. This data should be read in conjunction with the Company's Consolidated Financial Statements and unaudited Condensed Consolidated Financial Statements, including the notes thereto, incorporated by reference herein.

                                                                                        SIX MONTHS
                                                                                           ENDED
                                                  YEAR ENDED DECEMBER 31,                JUNE 30,
                                         ------------------------------------------   ---------------
                                          1992     1993     1994     1995     1996     1996     1997
                                         ------   ------   ------   ------   ------   ------   ------
                                                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
  Net sales............................  $540.1   $473.5   $478.3   $623.7   $566.1   $285.0   $284.1
  Cost of products sold................   422.0    399.3    437.7    482.1    434.5    217.7    226.8
  Selling, general and administrative
     expenses..........................    35.0     31.3     27.2     36.4     35.5     18.6     18.9
  Other expense (income) -- net........    (7.7)    (5.7)    (2.7)    (2.4)    (1.8)    (0.9)    (0.8)
  Unusual items -- expense(a)..........      --     13.2    208.9       --       --       --       --
                                         ------   ------   ------   ------   ------   ------   ------
  Income (loss) before income taxes....    90.8     35.4   (192.8)   107.6     97.9     49.6     39.2
                                         ======   ======   ======   ======   ======   ======   ======
  Income (loss) before accounting
     changes...........................  $ 56.5   $ 20.4   (118.3)  $ 65.8   $ 60.4   $ 30.2   $ 24.0
                                         ------   ------   ------   ------   ------   ------   ------
  Income (loss) per common share before
     accounting changes(b).............  $ 1.27   $ 0.46   $(2.67)  $ 1.49   $ 1.41   $ 0.70   $ 0.57
  Cash dividends declared per
     share(b)..........................  $ 0.70   $ 0.70   $ 0.70   $ 0.70   $ 0.70   $ 0.35   $ 0.35
BALANCE SHEET DATA (AS OF THE END OF
  THE PERIOD):
  Working capital......................  $ 44.7   $ 94.5   $ 31.1   $ 76.4   $101.9   $ 91.1   $ 98.4
  Total assets(c)......................   648.5    842.1    650.8    673.1    715.3    681.9    862.8
  Long-term debt (excluding current
     maturities).......................      --    150.0    150.0    150.0    150.0    150.0       --
  Preferred stock of subsidiary........      --       --       --       --       --       --    147.0
  Shareholders' equity.................   457.0    441.4    295.7    315.4    331.0    317.6    333.7

---------------
(a) Reflects a pre-tax charge for right sizing and restructuring of $13,229,000 in 1993 and a pre-tax charge for writedown of impaired assets of $208,949,000 in 1994.

(b) Income (loss) per common share before accounting changes and cash dividends declared per share have been computed on the basis of the weighted average number of shares of common stock and common stock equivalents outstanding each year. See Notes 1(b) and 3 to the Company's Consolidated Financial Statements incorporated by reference herein.

(c) Includes an increase of $61,062,000 in 1993 for the adoption of Statement of Financial Accounting Standards No. 109.

                                    BUSINESS

     The Company is a manufacturer of printing papers and tobacco and other specialty papers. The Company sells its products in most parts of the United States and in a number of foreign countries, either through wholesale paper merchants, brokers and agents, or direct to customers.

     Most of the Company's printing paper products are sold into the uncoated free-sheet portion of the industry. The Company's printing paper products are used principally for the printing of case bound and quality paperback books, commercial and financial printing and envelope converting. Sales of paper for book publishing and commercial printing are generally made through wholesale paper merchants, while sales of paper to financial printers and converters generally are made directly.

     The Company's tobacco and other specialty papers are used for cigarette manufacturing and other specialty uses such as the manufacturer of playing cards, stamps, labels and surgical gowns. Sales of these papers are generally made directly to the converter of the paper.

     The Company's paper mills are located in Spring Grove, Pennsylvania, Pisgah Forest, North Carolina, and Neenah, Wisconsin. The Spring Grove facility is an integrated paper manufacturing plant, producing a substantial part of its fiber requirements from pulpwood. The Pisgah Forest mill produces flax fiber pulp used to manufacture some of its tobacco paper products and utilizes purchased virgin wood pulp and deinked pulp to manufacture nearly all of its other papers. The Neenah mill recycles a wide range of high-grade wastepapers to provide its principal fiber raw material. All three mills recycle internally generated waste to supply part of the fiber required for operations.

     The Company began operations in Spring Grove, Pennsylvania in 1864 and was incorporated as a Pennsylvania corporation in 1905. Its principal offices are located at 228 South Main Street, Spring Grove, Pennsylvania 17362, telephone number (717) 225-4711.

ENVIRONMENTAL MATTERS


     The Company is subject to loss contingencies resulting from regulation by various federal, state, local and foreign governmental authorities with respect to the environmental impact of air and water emissions and noise from its mills as well as its disposal of solid waste generated by its operations. In order to comply with environmental laws and regulations, the Company has incurred substantial capital and operating expenditures over the past several years. During 1996, 1995 and 1994, the Company expended approximately $2,000,000, $5,000,000 and $2,000,000, respectively, for environmental capital projects and incurred approximately $15,200,000, $14,600,000 and $15,300,000, respectively, in operating costs related to complying with environmental laws and regulations. In addition, during 1995 and 1994, the Company expended approximately $4,000,000 and approximately $28,000,000, respectively, on a pulp mill modernization project which in total cost $171,000,000. Although the project was driven by environmental considerations, the Company received numerous other benefits. The Company anticipates that environmental regulation of the Company's operations will continue to become more burdensome and that capital and operating expenditures will continue, and perhaps increase, in the future. In addition, the Company may incur obligations to remove or mitigate any adverse effects on the environment resulting from its operations, including the restoration of natural resources, and liability for personal injury and damage to property, including natural resources.


     The amount and timing of future expenditures for environmental compliance, clean-up, remediation and personal injury, natural resource damage and property damage liability cannot be ascertained with any certainty due to, among other things, the unknown extent and nature of any contamination, the extent and timing of any technological advances for pollution control, the remedial or restoration actions which may be required and the number and financial resources of any other responsible parties.

     The Company and six other companies which operate or formerly operated facilities on the lower Fox River in Wisconsin continue to negotiate with the State of Wisconsin, the United States Departments of the Interior and Justice and the United States Fish & Wildlife Service regarding claims for natural resources restoration and damages under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and other laws associated with the alleged discharge of polychlorinated biphenyls

("PCBs") into the lower Fox River on which the Company's Neenah mill is located. Effective as of March 1, 1997, the Company and the six other companies entered into an agreement with the United States which provided that, between March 1 and May 29, 1997, all limitations periods were tolled and the parties would forbear from litigation; the parties have entered into an agreement to extend the time of the tolling and forbearance agreement to December 2, 1997.


     On June 17, 1997, the United States Environmental Protection Agency ("EPA"), Region 5, announced its intention to begin the process to list the lower Fox River on the National Priorities List ("NPL") maintained by EPA under CERCLA. Further, by letter dated July 3, 1997, EPA provided "special notice" under CERCLA and invited the Company and the six other companies to begin discussions concerning terms under which the companies would agree to perform a remedial investigation and feasibility study ("RI/FS") for the site and to further extend the tolling and forbearance agreement. In the event the companies and EPA are unable to reach agreement on terms under which the companies would perform the RI/FS, EPA has stated it may conduct an RI/FS and seek to recover the costs incurred from the companies.

     On July 11, 1997, the Wisconsin Department of Natural Resources, the United States Department of the Interior, the Menominee Indian Tribe of Wisconsin, the Oneida Tribe of Indians of Wisconsin, the National Oceanic and Atmospheric Administration and EPA entered into a Memorandum of Agreement (the "MOA") which provides for coordination and cooperation among those parties in addressing the release or threat of release of hazardous substances into the lower Fox River, Green Bay and Lake Michigan environment. The MOA sets forth a mutual goal of remediating and/or responding to hazardous substance releases and threats of releases, and restoring injured and potentially injured natural resources. The MOA further states that, based on current information, removal of the PCB contaminated sediments in the lower Fox River is expected to be the principal, but not exclusive, action undertaken to achieve restoration and rehabilitation of injured natural resources. The MOA anticipates funding from the Company and the six other companies, all of which are identified as potentially responsible parties.


     The Company, with advice from its environmental consultants, continues to believe that an aggressive effort, as currently proposed by the governmental authorities, to remove PCB contaminated sediments, many of which are buried under cleaner material or are otherwise unlikely to move, would be environmentally detrimental and therefore inappropriate. Furthermore, the Company's share of the cost of such removal, depending on the amount of sediments to be removed, could exceed its available resources. The Company believes it will be able to persuade the parties to the MOA or a court against removal of a substantial amount of PCB contaminated sediments. There can be no assurance, however, that the Company will be successful in arguing that removal of PCB contaminated sediments is inappropriate, that it would prevail in any resulting litigation or that its share of the cost of any such removal would not have a material adverse effect on the Company's financial condition, liquidity and results of operation.


     The Company's current assessment, after consultation with legal counsel, is that future expenditures for environmental matters are not likely to have a material adverse effect on the Company's financial condition or liquidity, but could have a material adverse effect on the Company's results of operations in a given year; however, there can be no assurance that the Company's reserves will be adequate or that a material adverse effect on the Company's financial condition or liquidity will not occur at some future time.

     For further information with respect to environmental matters affecting the Company, see the Company's reports incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

                              DESCRIPTION OF NOTES

     Set forth below is a summary of certain provisions of the Notes. The Exchange Notes, like the Old Notes, will be issued pursuant to the indenture (the "Indenture") dated as of July 22, 1997 (the "Issue Date") between the Company and The Bank of New York, as Trustee (the "Trustee"). The terms of the Indenture are also governed by certain provisions contained in the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture. A copy of the Indenture may be obtained from the Company. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes (which they replace) except that (i) the Exchange Notes will bear a Series B designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated and (iii) the Exchange Notes will be issued in minimum denominations of $1,000 compared to minimum denominations of $100,000 for the Old Notes. No service charge will be made for any registration of transfer, exchange or redemption of Exchange Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. The Old Notes and the Exchange Notes shall be treated as one class for all purposes under the Indenture, including amendments, waivers and redemptions.


PRINCIPAL, MATURITY AND INTEREST

     The Notes will mature on July 15, 2007, will be limited to $150,000,000 aggregate principal amount at any one time outstanding (including any Exchange Notes that may be issued from time to time in exchange for the Old Notes) and will be unsecured unsubordinated obligations of the Company. Each Exchange Note will bear interest at the rate set forth on the cover page hereof from the later of July 22, 1997 and the most recent Interest Payment Date to which interest has been paid on the Exchange Notes or on the Old Notes exchanged for the Exchange Notes, as the case may be, payable semiannually on January 15 and July 15 in each year, commencing January 15, 1998, to the person in whose name the Exchange Note (or any predecessor Note) is registered at the close of business on the January 1 or the July 1 next preceding such Interest Payment Date whether or not such January 1 or July 1 is a Business Day. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


     Holders of Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last Interest Payment Date to which interest has been paid or duly provided for on such Old Notes prior to the original issue date of the Exchange Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Old Notes, and will be deemed to have waived the right to receive any interest on such Old Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after July 22, 1997.


     Principal of and interest on the Notes will be payable, and the Notes will be transferable, at the office of the Trustee maintained at The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention:
Corporate Trust Trustee Administration. The Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. The Notes and the Exchange Notes shall be one class for all purposes under the Indenture, including amendments, waivers and redemptions.

RANKING; SUBSIDIARIES


     The Notes will constitute unsecured and unsubordinated indebtedness of the Company and will rank equally in right of payment, on a pari passu basis, with all existing and future unsecured and unsubordinated senior indebtedness of the Company. The Company has no debt which ranks senior to the Notes and $150,000,000 of debt which ranks on a pari passu basis with the Notes. The Notes are obligations exclusively of the Company. Some of the Company's consolidated assets are held by its subsidiaries. Accordingly, the cash flow of the Company and the consequent ability to service its debt, including the Notes, are in small part dependent upon the earnings of such subsidiaries. The Notes will be effectively subordinated to all existing and future indebtedness, trade payables, guarantees, lease obligations, letter of credit obligations and other obligations of the Company's subsidiaries.

OPTIONAL REDEMPTION

     The Notes will be redeemable, in whole or in part, at the option of the Company at any time, upon not less than 30 nor more than 60 days' notice, in principal amounts of $1,000 or integral multiples thereof, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the date of redemption, or (ii) as determined by a Quotation Agent (as defined below), the sum of (a) the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus (b) accrued interest on the Notes to the date of redemption. If a redemption date does not fall on an Interest Payment Date, then, with respect to the interest payment immediately succeeding the redemption date, only the unaccrued portion of such interest payment as of the redemption date shall be included in any calculation pursuant to clause (ii)(a).

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of the principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.15%.

     "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

     "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains three or fewer such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Quotation Agent" means one of the Reference Treasury Dealers appointed by the Company.

     "Reference Treasury Dealer" means (i) each of Bear Stearns & Co. Inc. and BT Securities Corporation, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     If less than all of the Notes are to be redeemed, the Trustee shall select, in such manner as it shall deem fair and appropriate, the particular Notes to be redeemed or any portion thereof that is an integral multiple of $1,000.

SINKING FUND

     There will be no sinking fund payments for the Notes.

CERTAIN COVENANTS

     Limitation on Liens. The Company will not, and will not permit any subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any mortgage, pledge, security interest or lien (a "lien") of or upon any of their respective properties or assets, whether currently owned or hereafter acquired. This limitation does not apply, however, to any of the following: (1) the mortgages to be entered into by the Company and its subsidiary, The Glatfelter Pulp Wood Company in favor of its subsidiary, GWS Valuch; (2) liens on any property or asset securing or providing for the payment or refinancing of the purchase price of such property or asset or the cost of improvements thereto created or assumed contemporaneously with (or within 120 days after) the acquisition of such properties or assets; provided that (i) the principal amount of the indebtedness secured by such liens does not exceed 100% of the costs of such property or asset and/or improvements and (ii) such liens shall not apply to any property or asset of the Company or any subsidiary, other than the acquired property or asset and any improvements with respect thereto; (3) liens on any properties or assets existing at the time of acquisition thereof, provided that such liens (i) shall not extend to any properties or assets of the Company or any subsidiary other than properties or assets so acquired and (ii) are not incurred in connection with or in contemplation of the acquisition of the properties or assets acquired; (4) liens on any property or asset to secure indebtedness of a subsidiary to the Company or to another subsidiary or of the Company to a subsidiary; (5) liens for taxes, government assessments or government charges or levies not yet due or which are being contested in good faith by appropriate proceedings, to the extent that a reserve or other appropriate provision, if any, is made in accordance with generally accepted accounting principles; (6) warehousemen's, mechanics', carriers', materialmen's, repairmen's and other like liens incurred in the ordinary course of business, and liens securing reimbursement obligations with respect to trade letters of credit, banker's acceptances and sight drafts incurred in the ordinary course of business which encumber documents and other property relating to such letters of credit, banker's acceptances and sight drafts; (7) liens existing on the Issue Date; (8) additional liens securing indebtedness in an aggregate principal amount which does not in the aggregate at the time any such lien is incurred, exceed 10% of Consolidated Net Tangible Assets; (9) liens on any property or asset in favor of the United States or any State thereof or the Commonwealth of Puerto Rico, or any department, agency or instrumentality or political subdivision of the United States or any State thereof or the Commonwealth of Puerto Rico, to secure payments, indebtedness or other obligations pursuant to any contract or statute or to secure any indebtedness or obligations incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property or asset subject to such liens (including liens incurred in connection with pollution-control, industrial revenue, certain maritime financing or similar financing); (10) liens on timberlands in connection with an arrangement under which the Company and/or one or more of its subsidiaries are obligated to cut or pay for timber in order to provide the lienholder with a specified amount of money, however reasonably determined; or (11) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (1) to (10) inclusive, to the extent such lien, as so extended, renewed or replaced, is limited to all or a part of the property or asset which secured the lien so extended, renewed or replaced (plus improvements on such property or asset) and the principal amount of indebtedness secured thereby shall not be in excess of the outstanding principal amount of indebtedness so secured at the time of such extension, renewal or replacement.

     For purposes hereof, "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) total current liabilities (excluding debt or any guaranty thereof due within 12 months) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth in the most recent consolidated balance sheet of the Company and its subsidiaries and computed in accordance with generally accepted accounting principles.

     Limitation on Sale and Lease-Back Transactions. The Company will not, nor will it permit any subsidiary to, enter into directly or indirectly any arrangement with any person (other than the Company or any subsidiary) providing for the sale and lease-back by the Company or a subsidiary of any property or asset (except for temporary leases for a term, including any renewal thereof, of not more than three years), unless either (1) the Company or such subsidiary would be entitled under the Limitation on Liens covenant described above to incur indebtedness secured by a lien on the property or asset to be leased equal to or exceeding the amount of the net proceeds received by the Company or such subsidiary with respect to such sale and lease-back or (2) within 90 days after the effective date of any such sale and lease-back, the Company or such subsidiary applies an amount (net of applicable taxes) equal to the greater of
(x) the net proceeds of such sale or transfer and (y) the fair value at the time of the transaction of the property or asset so leased to the retirement (other than any mandatory retirement) of any funded indebtedness of the Company or any subsidiary which by its terms is senior to, or pari passu with, the Notes.

EVENTS OF DEFAULT

     An Event of Default with respect to the Notes is defined under the Indenture as being: (a) default in payment of any principal of or any premium on the Notes, either at maturity, upon any redemption, by acceleration, declaration or otherwise; (b) default for 30 days in payment of any interest on the Notes;
(c) default for 60 days after written notice in the observance or performance of any other covenant or agreement in the Notes or the Indenture; (d) certain events of bankruptcy, insolvency or reorganization of the Company; (e) certain events of default with respect to indebtedness or guaranties of the Company or its subsidiaries exceeding $10 million in aggregate principal amount; or (f) any failure by the Company to pay any final, non-appealable judgement or order for the payment of money in excess of $10 million and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgement or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgement or order, by reason of a pending appeal or otherwise, shall not be in effect. If an Event of Default occurs, the Trustee may pursue all legal remedies available to it, including commencing a judicial proceeding for the collection of sums so due and unpaid.

     If an Event of Default (other than an Event of Default specified in clause
(d)) occurs and is continuing, then either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes by notice as provided in the Indenture may declare the principal amount of all of the Notes to be due and payable immediately and upon any such declaration such principal amount (or specified portion thereof) plus accrued and unpaid interest (and premium, if any) shall become immediately due and payable. If an Event of Default specified in clause (d) occurs, the principal of (and premium if any) and any accrued and unpaid interest on the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. At any time after a declaration of acceleration with respect to Notes has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the Notes may, under certain circumstances, rescind and annul such acceleration.

     The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes.

     The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

MODIFICATION

     The Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Notes generally to: (a) secure the Notes; (b) evidence the assumption by a successor corporation of the obligations of the Company; (c) add covenants for the benefit of the holders of the Notes, or surrender any right or power conferred upon the Company in the Indenture; (d) add any additional Events of Default; (e) cure any ambiguity, correct or supplement any provision of the Indenture which may be inconsistent with any other provision of the Indenture, or make any other provisions with respect to matters or questions arising under the Indenture, provided such action will not adversely affect the interests of the holders of the Notes in any material respect; (f) evidence and provide for the acceptance of appointment by a successor trustee; (g) permit or facilitate the defeasance and discharge of the Notes, provided that such action does not adversely effect the interests of the holders of the Notes; and (h) comply with the requirements of the Commission in order to effect or maintain the qualifications of the Indenture under the Trust Indenture Act.

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each Note affected thereby, change the stated maturity of the principal of, or any installment of principal of or interest on, any Note, reduce the principal amount of, or premium or interest on, any Note, change the place of payment where or coin or currency in which the principal of, or any premium or interest on any Note is payable, impair the right to institute suit for the enforcement of any payment on or with respect to any Note, reduce the percentage in principal amount of outstanding Notes, the consent of the holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or modifications to any of the above provisions.

     The holders of not less than a majority in aggregate principal amount of the Notes may, on behalf of the holders of all Notes, waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of not less than a majority in aggregate principal amount of the Notes may, on behalf of the holders of all Notes, waive any past default under the Indenture, except a default (1) in the payment of principal of, or any premium or interest on, any Note, or (2) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each Note.

CONSOLIDATION, MERGER AND SALE OF ASSETS


     The Company will not, in a single transaction or a series of related transactions, consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person and the Company may not permit any person to consolidate with or merge into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company, unless (i) the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety is a corporation, partnership or trust, is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the provisions of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. There may be uncertainty as to what constitutes "substantially all" of an entity's assets, and any such determination would depend upon the facts of the particular transaction.


UNCLAIMED MONIES

     The Indenture provides that any principal or interest remaining unclaimed for two years, subject to certain conditions, after the date upon which such principal or interest shall have become due and payable may be repaid to the Company unless otherwise required by applicable escheat or abandoned or unclaimed property laws, and the holder of any Notes shall be entitled thereafter to look only to the Company (subject to applicable escheat or abandoned or unclaimed property laws) and only as a general creditor thereof for any payment which such holder may be entitled to collect.

DEFEASANCE PROVISIONS

     Defeasance and Discharge. The Indenture provides that the Company will be discharged from any and all obligations in respect of the Notes (except for certain obligations to register the transfer or exchange of Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money, U.S. Government Obligations or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal of (and premium, if any) and interest on the Stated Maturity (as defined in the Indenture) of such payments in accordance with the terms of the Indenture and the Notes. Such discharge may only occur if there has been a change in applicable Federal law or the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of the Notes. The term "U.S. Government Obligations" is defined to mean direct obligations of the United States of America, backed by its full faith and credit.

     Defeasance of Certain Covenants and Events of Default. The Company may omit to comply with the restrictive covenants described in "-- Certain
Covenants -- Limitation on Liens" and "-- Certain Covenants -- Limitation on Sale and Lease-Back Transactions" and the omission with respect thereof shall not be an Event of Default. To exercise such option, the Company must deposit with the Trustee money, U.S. Government Obligations or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal of (and premium, if any) and interest on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes. The Company will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the Notes to recognize income, gain or loss for Federal income tax purposes.

     Defeasance and Events of Default. In the event the Company exercises its option to omit compliance with certain covenants of the Indenture and the Notes are declared due and payable because of the occurrence of an Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity, but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

GOVERNING LAW

     The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

BOOK-ENTRY; DELIVERY AND FORM

     The certificates representing the Exchange Notes will be issued in fully registered form, without coupons. Except as described below, the Exchange Notes will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, as depository (the "Depository"), and registered in the name of Cede & Co., as DTC's nominee, in the form of one or more global Exchange Note certificates (the "Global Certificate").

     Global Certificates. Ownership of beneficial interests in a Global Certificate will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

     So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Certificate for all purposes under the Indenture and the Notes. In addition, no beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures (in addition to those under the Indenture referred to herein).

     Payments on Global Certificates will be made to DTC, or its nominee, as the registered owner thereof. Neither the Company, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC, or its nominee, upon receipt of any payment in respect of a Global Certificate representing any Exchange Notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate for such Exchange Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a Global Certificate to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants (as defined below) and certain banks, the ability of a person having a beneficial interest in a Global Certificate to pledge such interest to persons or entities that do not participate in the DTC system or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate of such interest.

     The Company believes that it is the policy of DTC that it will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Notes for exchange as described below under "Exchange Offer") only at the direction of one or more participants to whose account interests in the Global Certificates are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such participant or participants has or have given such direction.

     The Indenture provides that if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository, or if the Depository ceases to be eligible under the Indenture and a successor depository is not appointed by the Company within 90 days, (ii) the Company determines that the Exchange Notes shall no longer be represented by Global Certificates and executes and delivers to the Trustee a Company Order to such effect or (iii) an Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default with respect to the Exchange Notes shall have occurred and be continuing, the Global Certificates will be exchanged for Exchange Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Exchange Notes shall be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depository from participants with respect to ownership of beneficial interests in Global Certificates.

     DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the Commission.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     In case any Exchange Note shall become mutilated, defaced, destroyed, lost or stolen, the Company will execute and, upon the Company's request, the Trustee will authenticate and deliver a new Exchange Note, of like tenor and equal principal amount in exchange and substitution for such Exchange Note (upon surrender and cancellation thereof) or in lieu of and substitution for such Exchange Note. In case such Exchange Note is destroyed, lost or stolen, the applicant for a substituted Exchange Note shall furnish to the Company and the Trustee such security or indemnity as may be required by them to hold each of them harmless, and, in every case of destruction, loss or theft of such Exchange Note, the applicant shall also furnish to the Company or the Trustee satisfactory evidence of the destruction, loss or theft of such Exchange Note and of the ownership thereof. Upon the issuance of any substituted Exchange Note, the Company may require the payment by the registered holder thereof of a sum sufficient to cover fees and expenses connected therewith.

REGARDING THE TRUSTEE

     The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions with the Company and its subsidiaries from time to time, provided that if the Trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default, or else resign. The Bank of New York is the trustee under the indenture for the 5 7/8% Notes, rendered services to GWS Valuch as redemption and paying agent for the Step-Down Preferred Stock and acts as service agent for payments under, and certain other matters related to, the Company's loan from GWS Valuch.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were originally sold by the Company on July 22, 1997 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes to QIB's in reliance on Rule 144A under the Securities Act. As a condition to the Purchase Agreement, the Company entered into the Registration Rights Agreement with the Initial Purchasers (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company agreed, for the benefit of the holders of the Notes, to (i) use its best efforts to file with the Commission the Exchange Offer Registration Statement relating to the Exchange Offer for the Exchange Notes, which will have terms identical in all material respects to the Old Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions, will have different minimum denominations and will not provide for any increase in the interest rate thereon under the circumstances described below) and (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 120 calendar days after the Issue Date. Promptly after the Exchange Offer Registration Statement has been declared effective, the Company will offer the Exchange Notes in exchange for surrender of the Old Notes. The Company will keep the Exchange Offer open for not less than 30 calendar days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Old Notes. For each Old Note validly tendered to the Company pursuant to the Exchange Offer, the holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the tendered Old Note. Interest on each Exchange Note will accrue from the last Interest Payment Date on which interest was paid on the Old Note tendered in exchange therefor or, if no interest has been paid on such Note, from the Issue Date.

     Based on existing interpretations of the Securities Act by the Staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Old Notes who is an affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretation of the Staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes unless such sale or transfer is made pursuant to an exemption from such requirements. The Company does not intend to seek its own no-action letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Notes as it has in such no-action letters to third parties.

     Each holder of the Old Notes (other than certain specified holders) who wishes to exchange the Old Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) the Exchange Notes to be received by it are being acquired in the ordinary course of its business and (iii) at the time of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. In addition, in connection with any resales of Exchange Notes, any broker-dealer (a "Participating Broker-Dealer") who acquired the Old Notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Staff has taken the position in the above-mentioned no-action letters that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes.

     If, (i) because of any change in law or in currently prevailing interpretations of the Staff, the Company is not permitted to effect the Exchange Offer, (ii) the Company has not exchanged Exchange Notes for all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 150th calendar day after the Issue Date, (iii) in certain circumstances, certain holders of unregistered Exchange Notes so request, or
(iv) in the case of any holder that participates in the Exchange Offer, such holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act or to the holder having an arrangement with any person to participate in a distribution (within the meaning of the Securities
Act)), then in each case, the Company will (x) promptly deliver to the holders and the Trustee written notice thereof and (y) at its sole expense, (a) as promptly as practicable, file a shelf registration covering resales of the Notes (the "Shelf Registration Statement"), (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under Securities Act and
(c) use its best efforts to keep effective the Shelf Registration Statement until the earlier of two years after its effective date or such time as all of the applicable Notes have been sold thereunder. The Company will, in the event that a Shelf Registration Statement is filed, provide to each holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A holder that sells Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification rights and obligations).

     Each Old Note contains a legend to the effect that the holder of such Old Note by its acceptance thereof, will be deemed to have agreed to be bound by the provisions of the Registration Rights Agreement. In that regard, each holder will be deemed to have agreed that, upon its receipt of notice from the Company of the occurrence of any event which makes any statement in the prospectus which is part of the Shelf Registration Statement (or, in the case of Participating Broker-Dealers, the prospectus which is a part of the Exchange Offer Registration Statement) untrue in any material respect or which requires the making of any changes in such prospectus in order to make the statements therein not misleading or of certain other events specified in the Registration Rights Agreement, such holder (or Participating Broker-Dealer, as the case may be) will suspend the sale of Notes pursuant to such prospectus until the Company has amended or supplemented such prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such holder (or Participating Broker-Dealer, as the case may be) or the Company has given notice that the sale of the Old Notes may be resumed, as the case may be. If the Company shall give such notice to suspend the sale of the Notes, it shall extend the relevant period referred to above during which it is required to keep effective the Shelf Registration Statement (or the period during which Participating Broker-Dealers are entitled to use the prospectus included in the Exchange Offer Registration Statement in connection with the resale of Exchange Notes, as the case may be) by the number of days during the period from and including the date of the giving of such notice to and including the date when holders shall have received copies of the supplemented or amended prospectus necessary to permit resales of the Notes or to and including the date on which the Company has given notice that the sale of Notes, may be resumed, as the case may be.

     If the Company fails to comply with the above provisions or if the Exchange Offer Registration Statement or the Shelf Registration Statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable in respect of the Old Notes as follows:

          (i) if (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the Commission on or prior to the 120th calendar day after the Issue Date or (B) notwithstanding that the Company has exchanged or will exchange Exchange Notes for all Old Notes validly tendered in accordance with the terms of the Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 120th calendar day after the date such filing obligation arises, then, for the first 90 days commencing on the 121st calendar day after (x) the Issue Date, in the case of (A) above, or (y) the date such filing obligations arises, in the case of (B) above, then Additional Interest shall accrue on the principal amount of the Old Notes over and above the stated interest at a rate of 0.25% per annum, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

          (ii) if (A) the Company has not exchanged Exchange Notes for all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 150th calendar day after the Issue Date or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of its effective date (other than after such time as all Notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the Old Notes over and above the stated interest at a rate of 0.25% per annum for the first 90 days commencing on (x) the 151st calendar day after such Issue Date, in the case of (A) above or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the Old Notes may not exceed in the aggregate 1.0% per annum; provided further, however, that (1) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above) or (2) upon the exchange of Exchange Notes for all Old Notes validly tendered (in the case of clause (ii)(A) above) or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (ii)(B) above) Additional Interest on the Old Notes as a result of such clause (or the relevant subclause thereof, as the case may be), shall cease to accrue.

     Any amounts of Additional Interest due pursuant to clause (i) or (ii) above will be payable in cash on January 15 and July 15 of each year to the holders of record on the preceding January 1 or July 1, respectively. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Old Notes multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part. In addition, the information set forth above concerning certain interpretations of and positions taken by the Commission is not intended to constitute legal advice, and perspective investors should consult their own legal advisors with respect to such matters.

     Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.


     The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes bear a Series B and the Exchange Notes will have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof, (ii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for Additional Interest (other than with respect to periods prior to the issuance of such Exchange Notes), all of which rights will terminate when the Exchange Offer is consummated and (iii) the Exchange Notes will be issued in minimum denominations of $1,000 compared to minimum denominations of $100,000 for the Old Notes. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.


     As of the date of this Prospectus, $150,000,000 aggregate principal amount of Old Notes were outstanding. The Company has fixed the close of business on
            , 1997 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.


     Holders of Old Notes do not have any appraisal or dissenters' rights under the Business Corporation Law of Pennsylvania or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.


     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

     NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO,

THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.


EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
            , 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Notwithstanding the
foregoing, the Company will not extend the Expiration Date beyond             ,
1997.

     The Company may extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent or by press release and mailing to the registered holders an announcement thereof, each on or before the Expiration Date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

PROCEDURES FOR TENDERING

     Only a registered holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Old Notes, Letter of Transmittal and other required documents (or an Agent's Message in lieu thereof) must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Old Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     By executing the Letter of Transmittal, each holder will make to the Company the representations set forth above in the third paragraph under the heading "-- Purpose and Effect of the Exchange Offer."

     The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See the instructions included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by an Eligible Institution. As used in this Prospectus, Eligible Institution has the meaning set forth for such term in the Letter of Transmittal.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Exchange Agent will establish an account at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility") for purposes of the Exchange Offer promptly after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. The Letter of Transmittal with any required signature guarantees and any other required documents (or an Agent's Message in lieu thereof), must be received by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Old Notes in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Exchange Agent. DTC participants may also withdraw tendered Old Notes electronically by causing DTC to transfer Old Notes back to the participant's account through DTC's ATOP procedures for transfer. DTC will then send an Agent's Message of such withdrawal to the Exchange Agent.

     The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from the participant in DTC tendering Old Notes which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the Exchange Agent, which states that DTC has received an express acknowledgment from the participant in DTC tendering Old Notes that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery. In the case of an Agent's Message relating to withdrawal of tenders, the term means a message transmitted by DTC and received by the Exchange Agent, which states that DTC has received an express acknowledgement from the participant in DTC which tendered the Old Notes that such participant has withdrawn its tender and specifying the name and account number to which the Old Notes have been credited.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) for whom time will not permit delivery of their Old Notes, the Letter of Transmittal or any other required documents, or an Agent's message in lieu thereof, to the Exchange Agent prior to the Expiration Date or
(iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, or an Agent's message in lieu thereof, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal, or an Agent's message in lieu thereof, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal, or an Agent's message in lieu thereof, are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a letter or facsimile transmission notice of withdrawal, or an Agent's Message in lieu thereof, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited),
(iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

          (b) any law, statute, rule, regulation or interpretation by the Staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see
"-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

EXCHANGE AGENT

     The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

        The Bank of New York
        101 Barclay Street -- 7E
        New York, New York 10286
        Attention: Reorganization Section, Enrique Lopez
        Telephone: (212) 815-2742
        Facsimile: (212) 815-6339

     Delivery to an address other than as set forth above will not constitute a valid delivery.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise),
(ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

RESALE OF THE EXCHANGE NOTES

     With respect to resales of Exchange Notes, based on interpretations by the Staff set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who receives Exchange Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the Staff enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

     As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives an Exchange Note for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

     The exchange of the Notes for the Exchange Notes pursuant to the Exchange Offer should not be a taxable event to the holder and thus the holder should not recognize any taxable gain or loss as a result of the exchange. A holder's adjusted tax basis in the Exchange Notes will be the same as his adjusted tax basis in the Notes exchanged therefor, and his holding period for the Notes will be included in his holding period for the Exchange Notes if the Notes are held as capital assets on the Expiration Date. Although the exchange of the Notes for the Exchange Notes will not create additional "market discount" or "amortizable bond premium," to the extent that a holder acquired the Notes at a market discount or with amortizable bond premium, such discount or premium would generally carry over to the Exchange Notes received in exchange for the Notes. Such holders should consult their tax advisors regarding the United States Federal income tax treatment of such market discount and amortizable bond premium.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that acquired Old Notes for its own account as a result of market-making or other trading activities (a "Participating Broker-Dealer") and that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period not to exceed 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection
with any such resale. In addition, until             , 1998, all dealers
effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period not to exceed 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                 LEGAL MATTERS

     Certain legal matters in connection with the issuance of Exchange Notes offered hereby will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, Philadelphia, Pennsylvania.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended March 31, 1997 and 1996 and June 30, 1997 and 1996 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

============================================================

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITY OTHER THAN THE NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE NOTES TO ANYONE IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE INFORMATION SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Available Information......................    2
Incorporation of Certain Documents by
  Reference................................    2
Prospectus Summary.........................    4
Recent Developments........................   10
Use of Proceeds............................   10
Capitalization.............................   11
Selected Consolidated Financial Data.......   12
Business...................................   13
Description of Notes.......................   14
The Exchange Offer.........................   22
Certain Federal Income Tax Consequences....   31
Plan of Distribution.......................   31
Legal Matters..............................   32
Experts....................................   32

UNTIL             , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

============================================================
============================================================

                               [GLATFELTER LOGO]

                            P. H. GLATFELTER COMPANY

                             OFFER TO EXCHANGE ITS
                        6 7/8% NOTES DUE 2007, SERIES B
                               FOR ANY AND ALL OF
                                ITS OUTSTANDING
                             6 7/8% NOTES DUE 2007
                              --------------------
                                   PROSPECTUS
                              --------------------
                                           , 1997
                          PRINTED ON ECUSTA NYALITE(R)
                   MANUFACTURED BY THE ECUSTA DIVISION OF THE
                            P. H. GLATFELTER COMPANY
                            BASIS 25 X 38 -- 27 LBS.
============================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Pennsylvania Business Corporation Law of 1988 authorizes the Company to grant indemnities to directors and officers in terms sufficiently broad to permit indemnification of such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     The Company's By-laws include a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care to the full extent permitted by Pennsylvania law. In addition, Article III of the Company's By-laws provides:

                                INDEMNIFICATION

     3.1 Indemnification of Directors, Officers and Other Persons. The Company shall indemnify any director or officer of the Company or any of its subsidiaries who was or is an "authorized representative" of the Company (which shall mean for the purposes of Paragraphs 3.1 through 3.7, a director or officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and who was or is a "party" (which shall include for purposes of Paragraphs 3.1 through 3.7 the giving of testimony or similar involvement) or is threatened to be made a party to any "proceeding" (which shall mean for purposes of Paragraphs 3.1 through 3.7 any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, its shareholders or otherwise) by reason of the fact that such person was or is an authorized representative of the Company to the fullest extent permitted by law, including without limitation indemnification against expenses (which shall include for purposes of Paragraphs 3.1 through 3.7 attorneys' fees and disbursements), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding unless the act or failure to act giving rise to the claim is finally determined by a court to have constituted willful misconduct or recklessness. If an authorized representative is not entitled to indemnification in respect of a portion of any liabilities to which such person may be subject, the Company shall nonetheless indemnify such person to the maximum extent for the remaining portion of the liabilities.

     3.2 Advancement of Expenses. The Company shall pay the expenses (including attorneys' fees and disbursements) actually and reasonably incurred in defending a proceeding on behalf of any person entitled to indemnification under Paragraph 3.1 in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in Paragraphs 3.1 through 3.7 and may pay such expenses in advance on behalf of any employee or agent on receipt of a similar undertaking. The financial ability of such authorized representative to make such repayment shall not be prerequisite to the making of an advance.

     3.3 Employee Benefit Plans. For purposes of Paragraphs 3.1 through 3.7, the Company shall be deemed to have requested an officer or director to serve as fiduciary with respect to an employee benefit plan where the performance by such person of duties to the Company also imposes duties on, or otherwise involves services by, such person as a fiduciary with respect to the plan; excise taxes assessed on an authorized representative with respect to any transaction with an employee benefit plan shall be deemed "fines"; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

     3.4 Security For Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Company may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Company, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate.

     3.5 Reliance Upon Provisions. Each person who shall act as an authorized representative of the Company shall be deemed to be doing so in reliance upon the rights of indemnification provided by these Paragraphs 3.1 through 3.7.

     3.6  Amendment or Repeal.  All rights of indemnification under Paragraphs
3.1 through 3.7 shall be deemed a contract between the Company and the person entitled to indemnification under these Paragraphs 3.1 through 3.7 pursuant to which the Company and each such person intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.

     3.7 Scope. The indemnification, as authorized by these Paragraphs 3.1 through 3.7, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in any other capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to these Paragraphs 3.1 through 3.7 shall continue as to a person who has ceased to be an officer or director in respect of matters arising prior to such time, and shall inure to the benefit of the heirs and personal representatives of such person.

     The Company has insurance coverage for losses by any person who is or hereafter may be a director or officer of the Company arising from claims against that person for any wrongful act (subject to certain exceptions) in his capacity as a director or officer of the Company. The policy also provides for reimbursement to the Company for indemnification given by the Company, pursuant to common statutory law or its Articles of Incorporation or By-laws, to any such person arising from any such claim. The policy's coverage is limited to a maximum of $10,000,000 for each loss and each policy year and there is a deductible of $1,000,000 for the Company.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBIT
NUMBER                                         DESCRIPTION
-------   -------------------------------------------------------------------------------------
   3.1    Articles of Amendment dated April 27, 1977, including restated Articles of
          Incorporation (incorporated by reference to Exhibit 3(a) of Company's Annual Report on Form 10-K for the year ended December 31, 1993) as amended by Articles of Merger dated January 30, 1979 (incorporated by reference to Exhibit 3(a) of Company's Annual
          Report on Form 10-K for the year ended December 31, 1993); a Statement of Reduction of Authorized Shares dated May 12, 1980 (incorporated by reference to Exhibit 3(a) of
          Company's Annual Report on Form 10-K for the year ended December 31, 1993); a
          Statement of Reduction of Authorized Shares dated September 23, 1981 (incorporated by reference to Exhibit 3(a) of Company's Annual Report on Form 10-K for the year ended
          December 31, 1993); a Statement of Reduction of Authorized Shares dated August 2,
          1982 (incorporated by reference to Exhibit 3(a) of Company's Annual Report on Form
          10-K for the year ended December 31, 1993); a Statement of Reduction of Authorized
          Shares dated July 29, 1983 (incorporated by reference to Exhibit 3(a) of Company's
          Annual Report on Form 10-K for the year ended December 31, 1993); by Articles of
          Amendment dated April 25, 1984 (incorporated by reference to Exhibit 3(a) of
          Company's Annual Report on Form 10-K for the year ended December 31, 1984); a
          Statement of Reduction of Authorized Shares dated October 15, 1984 (incorporated by reference to Exhibit (3)(b) of Company's Form 10-K for the year ended December 31,
          1984); a Statement of Reduction of Authorized Shares dated December 24, 1985
          (incorporated by reference to Exhibit (3)(b) of Company's Form 10-K for the year ended December 31, 1985); by Articles of Amendment dated April 23, 1986 (incorporated by reference to Exhibit (3) of Company's Quarterly Report on Form 10-Q for the
          quarter ended March 31, 1986); a Statement of Reduction of Authorized Shares dated
          July 11, 1986 (incorporated by reference to Exhibit (3)(b) of Company's Form 10-K for the year ended December 31, 1986); a Statement of Reduction of Authorized Shares
          dated March 25, 1988 (incorporated by reference to Exhibit (3)(b) of Company's Form
          10-K for the year ended December 31, 1987); a Statement of Reduction of Authorized
          Shares dated November 9, 1988 (incorporated by reference to Exhibit (3)(b) of
          Company's Form 10-K for the year ended December 31, 1988); a Statement of Reduction of Authorized Shares dated April 24, 1989 (incorporated by reference to Exhibit 3(b)
          of Company's Form 10-K for the year ended December 31, 1989); Articles of Amendment dated November 29, 1990 (incorporated by reference to Exhibit 3(b) of Company's Form
          10-K for the year ended December 31, 1990); Articles of Amendment dated June 26, 1991
          (incorporated by reference to Exhibit 3(b) of Company's Form 10-K for the year ended
          December 31, 1991); Articles of Amendment dated August 7, 1992 (incorporated by reference to Exhibit 3(b) of Company's Form 10-K for the year ended December 31,
          1992); Articles of Amendment dated July 30, 1993 (incorporated by reference to
          Exhibit 3(b) of Company's Form 10-K for the year ended December 31, 1993); and
          Articles of Amendment dated January 26, 1994 (incorporated by reference to Exhibit
          3(b) of Company's Form 10-K for the year ended December 31, 1993).
   3.2    Articles of Incorporation, as amended through January 26, 1994 (restated for the purpose of filing on EDGAR) (incorporated by reference to Exhibit 3(c) of Company's
          Form 10-K for the year ended December 31, 1993).
   3.3    By-Laws, as amended through March 14, 1996 (incorporated by reference to Exhibit 3(c)
          of Company's Form 10-K for the year ended December 31, 1996).
  *4.1    Indenture, dated as of July 22, 1997, between P. H. Glatfelter Company and The Bank of New York, relating to the 6 7/8% Notes due 2007.
  *4.2    Purchase Agreement, dated as of July 17, 1997, among P. H. Glatfelter Company, Bear,
          Stearns & Co. Inc. and BT Securities Corporation, relating to the 6 7/8% Notes.
  *4.3    Registration Rights Agreement, dated as of July 22, 1997, among P. H. Glatfelter
          Company, Bear, Stearns & Co. Inc. and BT Securities Corporation, relating to the
          6 7/8% Notes due 2007.
   4.4    Indenture between P. H. Glatfelter Company and Wachovia Bank of Georgia, N.A., as
          Trustee, dated as of January 15, 1993 (incorporated by reference to Exhibit 4(a) of
          Company's Form 10-K for the year ended December 31, 1993).

EXHIBIT
NUMBER                                         DESCRIPTION
-------   -------------------------------------------------------------------------------------
   4.5    Form of Note issued to Purchasers of 5 7/8% Notes due March 1, 1998 (incorporated by reference to Exhibit 4(b) of Company's Form 10-K for the year ended December 31,
          1992).
  *4.6    Escrow Agreement, dated as of February 24, 1997 between P. H. Glatfelter Company and the Bank of New York relating to 5 7/8% Notes due March 1, 1998 (incorporated by reference to Exhibit (4)(c) of the Company's Form 10-K for the year ended December
          31, 1996).
   4.7    Loan Agreement, dated February 24, 1997 between P. H. Glatfelter Company, as borrower, and GWS Valuch, Inc., as lender (incorporated by reference to Exhibit 10(h)
          of the Company's Form 10-K for the year ended December 31, 1996).
  *5.1    Opinion of Ballard Spahr Andrews & Ingersoll.
  10.1    P. H. Glatfelter Company Management Incentive Plan, adopted as of January 1, 1994, as amended and restated effective March 13, 1997 (incorporated by reference to Exhibit B of Company's Proxy Statement dated March 14, 1997).
  10.2    P. H. Glatfelter Company 1988 Restricted Common Stock Award Plan, as amended and restated June 24, 1992 (incorporated by reference to Exhibit 10(c) of Company's Form
          10-K for the year ended December 31, 1992).
  10.3    P. H. Glatfelter Company Supplemental Executive Retirement Plan, effective January 1,
          1988, as amended and restated December 22, 1994 (incorporated by reference to Exhibit
          10(c) of Company's Form 10-K for the year ended December 31, 1994).
  10.4    Deferral Benefit Pension Plan of Ecusta Division, effective May 22, 1986
          (incorporated by reference to Exhibit 10(ee) of Company's Form 10-K for the year ended December 31, 1987).
  10.5    Description of Executive Salary Continuation Plan (incorporated by reference to
          Exhibit 10(g) of Company's Form 10-K for the year ended December 31, 1990).
  10.6    P. H. Glatfelter Company Plan of Supplemental Retirement Benefits for the Management
          Committee, as amended and restated effective June 28, 1989 (incorporated by reference to Exhibit 10(h) of Company's Form 10-K for the year ended December 31, 1989).
  10.7    P. H. Glatfelter Company 1992 Key Employee Long-Term Incentive Plan, as amended April
          23, 1997 (incorporated by reference to Exhibit A of Company's Proxy Statement dated
          March 14, 1997).
  10.8    Agreement between the State of Wisconsin and Certain Companies Concerning the Fox
          River, dated as of January 31, 1997, among P. H. Glatfelter Company, Fort Howard
          Corporation, NCR Corporation, Appleton Papers Inc., Riverside Paper Corporation, U.S.
          Paper Mills, Wisconsin Tissue Mills Inc. and the State of Wisconsin (incorporated by reference to Exhibit 10(i) of the Company's Form 10-K for the year ended December 31,
          1996).
 *12.1    Statement of Ratio of Earnings to Fixed Charges.
 *15.1    Letter in Lieu of Consent Regarding Review Report of Unaudited Interim Financial
          Information.
 *21.1    Subsidiaries of P. H. Glatfelter Company.
 *23.1    Consent of Deloitte & Touche LLP.
 *23.2    Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5.1).
 *24.1    Powers of Attorney (included in Signature Page).
 *25.1    Statement of Eligibility of Trustee.
 *99.1    Form of Letter of Transmittal.
 *99.2    Form of Notice of Guaranteed Delivery.
 *99.3    Form of Exchange Agent Agreement.


---------------

* Previously filed.

ITEM 22.  UNDERTAKINGS.

     The undersigned Company hereby undertakes:

     (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to the registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (5) That every prospectus: (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission (the "SEC") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (7) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of the request.

     (8) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (9) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of that time it was declared effective.

     (10) It will file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring Grove, Commonwealth of Pennsylvania, on November 5, 1997.


                                          P. H. GLATFELTER COMPANY

                                          By:        /s/ T.C. NORRIS
                                            ------------------------------------
                                                        T. C. Norris
                                            Chairman, President, Chief Executive
                                                    Officer and Director

                            ------------------------



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                SIGNATURE                                TITLE                     DATE
------------------------------------------  -------------------------------  -----------------
             /s/ T. C. NORRIS               Chairman, President, Chief       November 5, 1997
------------------------------------------  Executive Officer and Director
               T. C. Norris
                    *                       Senior Vice President and        November 5, 1997
------------------------------------------  Director
           G. H. Glatfelter II

                    *                       Senior Vice President and Chief  November 5, 1997
------------------------------------------  Financial Officer
              R. P. Newcomer

                    *                       Comptroller                      November 5, 1997
------------------------------------------
               C. M. Smith

                    *                       Director                         November 5, 1997
------------------------------------------
              R. E. Chappell

                    *                       Director                         November 5, 1997
------------------------------------------
             N. DeBenedictis

                    *                       Director                         November 5, 1997
------------------------------------------
             G. H. Glatfelter

                    *                       Director                         November 5, 1997
------------------------------------------
               R. S. Hillas

                    *                       Director                         November 5, 1997
------------------------------------------
             M. A. Johnson II

                    *                       Director                         November 5, 1997
------------------------------------------
               R. W. Kelso

                SIGNATURE                                TITLE                     DATE
------------------------------------------  -------------------------------  -----------------


                    *                       Director                         November 5, 1997
------------------------------------------
               P. R. Roedel

                    *                       Director                         November 5, 1997
------------------------------------------
               J. M. Sanzo

                    *                       Director                         November 5, 1997
------------------------------------------
               R. L. Smoot

           *By /s/ T.C. NORRIS
------------------------------------------
               T.C. Norris
             Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                  DESCRIPTION                                      PAGE
------   --------------------------------------------------------------------------  ------------
  3.1    Articles of Amendment dated April 27, 1977, including restated Articles of
         Incorporation (incorporated by reference to Exhibit 3(a) of Company's
         Annual Report on Form 10-K for the year ended December 31, 1993) as amended by Articles of Merger dated January 30, 1979 (incorporated by reference to Exhibit 3(a) of Company's Annual Report on Form 10-K for the
         year ended December 31, 1993); a Statement of Reduction of Authorized
         Shares dated May 12, 1980 (incorporated by reference to Exhibit 3(a) of
         Company's Annual Report on Form 10-K for the year ended December 31,
         1993); a Statement of Reduction of Authorized Shares dated September 23,
         1981 (incorporated by reference to Exhibit 3(a) of Company's Annual Report on Form 10-K for the year ended December 31, 1993); a Statement of
         Reduction of Authorized Shares dated August 2, 1982 (incorporated by reference to Exhibit 3(a) of Company's Annual Report on Form 10-K for the
         year ended December 31, 1993); a Statement of Reduction of Authorized
         Shares dated July 29, 1983 (incorporated by reference to Exhibit 3(a) of
         Company's Annual Report on Form 10-K for the year ended December 31,
         1993); by Articles of Amendment dated April 25, 1984 (incorporated by reference to Exhibit 3(a) of Company's Annual Report on Form 10-K for the
         year ended December 31, 1984); a Statement of Reduction of Authorized
         Shares dated October 15, 1984 (incorporated by reference to Exhibit (3)(b)
         of Company's Form 10-K for the year ended December 31, 1984); a Statement of Reduction of Authorized Shares dated December 24, 1985 (incorporated by reference to Exhibit (3)(b) of Company's Form 10-K for the year ended
         December 31, 1985); by Articles of Amendment dated April 23, 1986
         (incorporated by reference to Exhibit (3) of Company's Quarterly Report on
         Form 10-Q for the quarter ended March 31, 1986); a Statement of Reduction of Authorized Shares dated July 11, 1986 (incorporated by reference to
         Exhibit (3)(b) of Company's Form 10-K for the year ended December 31,
         1986); a Statement of Reduction of Authorized Shares dated March 25, 1988
         (incorporated by reference to Exhibit (3)(b) of Company's Form 10-K for the year ended December 31, 1987); a Statement of Reduction of Authorized
         Shares dated November 9, 1988 (incorporated by reference to Exhibit (3)(b)
         of Company's Form 10-K for the year ended December 31, 1988); a Statement of Reduction of Authorized Shares dated April 24, 1989 (incorporated by reference to Exhibit 3(b) of Company's Form 10-K for the year ended
         December 31, 1989); Articles of Amendment dated November 29, 1990
         (incorporated by reference to Exhibit 3(b) of Company's Form 10-K for the year ended December 31, 1990); Articles of Amendment dated June 26, 1991
         (incorporated by reference to Exhibit 3(b) of Company's Form 10-K for the year ended December 31, 1991); Articles of Amendment dated August 7, 1992
         (incorporated by reference to Exhibit 3(b) of Company's Form 10-K for the year ended December 31, 1992); Articles of Amendment dated July 30, 1993
         (incorporated by reference to Exhibit 3(b) of Company's Form 10-K for the year ended December 31, 1993); and Articles of Amendment dated January 26,
         1994 (incorporated by reference to Exhibit 3(b) of Company's Form 10-K for the year ended December 31, 1993).........................................
  3.2    Articles of Incorporation, as amended through January 26, 1994 (restated
         for the purpose of filing on EDGAR) (incorporated by reference to Exhibit
         3(c) of Company's Form 10-K for the year ended December 31, 1993).........
  3.3    By-Laws, as amended through March 14, 1996 (incorporated by reference to
         Exhibit 3(c) of Company's Form 10-K for the year ended December 31,
         1996).....................................................................

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                  DESCRIPTION                                      PAGE
------   --------------------------------------------------------------------------  ------------
  4.1    Indenture, dated as of July 22, 1997, between P. H. Glatfelter Company and
         The Bank of New York, relating to the 6 7/8% Notes due 2007...............
  4.2    Purchase Agreement, dated as of July 17, 1997, among P. H. Glatfelter
         Company, Bear, Stearns & Co. Inc. and BT Securities Corporation, relating to the 6 7/8% Notes.......................................................
  4.3    Registration Rights Agreement, dated as of July 22, 1997, among P. H.
         Glatfelter Company, Bear, Stearns & Co. Inc. and BT Securities
         Corporation, relating to the 6 7/8% Notes due 2007........................
  4.4    Indenture between P. H. Glatfelter Company and Wachovia Bank of Georgia,
         N.A., as Trustee, dated as of January 15, 1993 (incorporated by reference to Exhibit 4(a) of Company's Form 10-K for the year ended December 31,
         1993).....................................................................
  4.5    Form of Note issued to Purchasers of 5 7/8% Notes due March 1, 1998
         (incorporated by reference to Exhibit 4(b) of Company's Form 10-K for the year ended December 31, 1992).............................................
  4.6    Escrow Agreement, dated as of February 24, 1997 between P. H. Glatfelter
         Company and the Bank of New York relating to 5 7/8% Notes due March 1,
         1998 (incorporated by reference to Exhibit (4)(c) of the Company's Form
         10-K for the year ended December 31, 1996)................................
  4.7    Loan Agreement, dated February 24, 1997 between P. H. Glatfelter Company, as borrower, and GWS Valuch, Inc., as lender (incorporated by reference to
         Exhibit 10(h) of the Company's Form 10-K for the year ended December 31,
         1996).....................................................................
  5.1    Opinion of Ballard Spahr Andrews & Ingersoll..............................
 10.1    P. H. Glatfelter Company Management Incentive Plan, adopted as of January
         1, 1994, as amended and restated effective March 13, 1997 (incorporated by reference to Exhibit B of Company's Proxy Statement dated March 14,
         1997).....................................................................
 10.2    P. H. Glatfelter Company 1988 Restricted Common Stock Award Plan, as
         amended and restated June 24, 1992 (incorporated by reference to Exhibit
         10(c) of Company's Form 10-K for the year ended December 31, 1992)........
 10.3    P. H. Glatfelter Company Supplemental Executive Retirement Plan, effective
         January 1, 1988, as amended and restated December 22, 1994 (incorporated by reference to Exhibit 10(c) of Company's Form 10-K for the year ended
         December 31, 1994)........................................................
 10.4    Deferral Benefit Pension Plan of Ecusta Division, effective May 22, 1986
         (incorporated by reference to Exhibit 10(ee) of Company's From 10-K for the year ended December 31, 1987).........................................
 10.5    Description of Executive Salary Continuation Plan (incorporated by reference to Exhibit 10(g) of Company's Form 10-K for the year ended
         December 31, 1990)........................................................
 10.6    P. H. Glatfelter Company Plan of Supplemental Retirement Benefits for the
         Management Committee, as amended and restated effective June 28, 1989
         (incorporated by reference to Exhibit 10(h) of Company's Form 10-K for the year ended December 31, 1989).............................................
 10.7    P. H. Glatfelter Company 1992 Key Employee Long-Term Incentive Plan, as
         amended April 23, 1997 (incorporated by reference to Exhibit A of
         Company's Proxy Statement dated March 14, 1997)...........................

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                  DESCRIPTION                                      PAGE
------   --------------------------------------------------------------------------  ------------
 10.8    Agreement between the State of Wisconsin and Certain Companies Concerning
         the Fox River, dated as of January 31, 1997, among P. H. Glatfelter
         Company, Fort Howard Corporation, NCR Corporation, Appleton Papers Inc.,
         Riverside Paper Corporation, U.S. Paper Mills, Wisconsin Tissue Mills Inc.
         and the State of Wisconsin (incorporated by reference to Exhibit 10(i) of the Company's Form 10-K for the year ended December 31, 1996).............
 12.1    Statement of Ratio of Earnings to Fixed Charges...........................
 15.1    Letter in Lieu of Consent Regarding Review Report of Unaudited Interim
         Financial Information.....................................................
 21.1    Subsidiaries of P. H. Glatfelter Company..................................
 23.1    Consent of Deloitte & Touche LLP..........................................
 23.2    Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5.1)....
 24.1    Powers of Attorney (included in Signature Page)...........................
 25.1    Statement of Eligibility of Trustee.......................................
 99.1    Form of Letter of Transmittal.............................................
 99.2    Form of Notice of Guaranteed Delivery.....................................
 99.3    Form of Exchange Agent Agreement..........................................